EMPLOYMENT AGREEMENT

            AGREEMENT (the "Agreement") by and between Amscan Holdings, Inc., a Delaware corporation (the "Company"), and Garry Kieves (the "Executive"), dated as of the 6th day of August, 1998.

            WHEREAS, the Company has, simultaneously with the execution and delivery of this Agreement, entered into a Stock Purchase Agreement, dated as of the date hereof (the "Stock Purchase Agreement"), with certain stockholders of Anagram International Inc., a Minnesota corporation ("Anagram"), that now employs the Executive, pursuant to which, among other things, the Company will acquire all of the stock of Anagram (the "Acquisition"); and

            WHEREAS, the Company wishes to employ the Executive after the Acquisition and the Executive is willing to be so employed.

            NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

             1. Employment Period. (a) Initial Term. The Company shall employ the Executive, and the Executive agrees to, and shall, serve the Company, on the terms and conditions set forth in this Agreement, for the period commencing on the Closing Date (as defined in the Stock Purchase Agreement) and ending on the third anniversary of such date (the "Initial Term").

             (b) Extension of Initial Term. The Initial Term of this Agreement will be automatically extended after the third anniversary of the Closing Date for additional successive periods of one year each, each such extension to be effective immediately after the last day of the term then in effect, with the first such extension period beginning on the third anniversary of the Closing Date (each such additional period, an "Additional Term") (the Initial Term and any Additional Term thereof pursuant to this Section 1(b) being hereinafter referred to as the "Employment Period"), unless either the Company gives the Executive or the Executive gives the Company not less than twelve months' written notice prior to the end of the Initial Term or any such Additional Term of such party's intention not to extend the Employment Period.

             2. Position and Duties. (a) During the Employment Period, the Executive shall be Senior Vice President of the Company and President of Anagram, in each case, with such duties and responsibilities as are assigned to him by the Board of Directors of the Company (the "Board") consistent with such position, including, as the Board may request, without additional compensation, to serve as an officer or director of certain subsidiaries and other affiliated entities of the Company.

             (b) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote his full attention and time during normal business hours to the business and affairs of the Company and shall perform his services primarily at Anagram's headquarters, wherever the Board may from time to time designate them to be, but in any case, within a 100-mile radius of Eden Prairie, Minnesota, and shall use his reasonable best efforts to carry out the responsibilities assigned to the Executive faithfully and efficiently. It shall not be considered a violation of the foregoing for the Executive to (i) serve on civic or charitable boards or committees and the board of directors of K-tel International, Inc., (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions, or
(iii) manage personal investments, so long as such activities do not compete with and are not provided to or for any entity that competes with or intends to compete with the Company or any of its subsidiaries and affiliates and do not interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

             3. Compensation. (a) Base Salary. During the Initial Term, the Executive shall receive from the Company an annual base salary ("Annual Base Salary") of $250,000, payable in regular intervals in accordance with the Company's customary payroll practices in effect during the Employment Period. Such Annual Base Salary shall be increased by 5% (from the Annual Base Salary theretofore in effect) at the beginning of each Additional Term and shall be payable in accordance with the preceding sentence.

            (b) Other Compensation. In addition to the Annual Base Salary, the Executive shall be eligible for an annual discretionary bonus for each calendar year of employment hereunder (the "Bonus"). The exact amount of the Bonus, if any, payable to the Executive hereunder shall be determined and awarded in the sole discretion of the Board.

             (c) Other Benefits. During the Employment Period: (i) the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs of the Company, and shall be entitled to paid vacation, to the same extent and on the same terms and conditions as peer executives; and (ii) the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in, and shall receive all benefits under, all welfare benefit plans, practices, policies and programs provided by the Company (including, to the extent provided, without limitation, medical, prescription, dental, disability, employee life insurance, group life insurance, accidental death and travel accident insurance plans and programs) to the same extent and on the same terms and conditions as peer executives; provided, however, that nothing in this Agreement shall impose on the Company any obligation to offer to the Executive participation in any stock, stock option, bonus or other incentive award, plan, practice, policy or program other than the awards made pursuant to paragraph (b) of this Section 3. The term "peer executives" means the Chief Executive Officer, the President and the Senior Vice President in charge of Sales and Marketing of the Company, if such positions exist.

             (d) Expenses. During the Employment Period, the Executive shall be entitled to receive reimbursement for all reasonable travel and other expenses incurred by the Executive in carrying out the Executive's duties under this Agreement, provided that the Executive complies with the policies, practices and procedures of the Company for submission of expense reports, receipts, or similar documentation of such expenses.

            (e) Options. Promptly following the "Closing" under the Stock Purchase Agreement, the Executive shall be granted options (the "Options") to purchase 6.648 shares of common stock of the Company at an exercise price equal to $125,000 per share. Such Options shall be granted pursuant to the Company's 1997 Stock Incentive Plan and related option agreement, in the form attached hereto as Exhibit A (together, the "Option Documents"). Such Options will vest in equal annual installments over a five-year period and will be subject to forfeiture upon termination of the Executive's employment, if not vested and exercised within the time period specified in the Option Documents. Unless sooner exercised or forfeited as provided for in the Option Documents, the Options shall expire on the tenth anniversary of the Closing.

             4. Termination of Employment. (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. The Company shall be entitled to terminate the Executive's employment because of the Executive's Disability during the Employment Period. "Disability" means that the Executive has been unable, for a period of (i) 180 consecutive days or (ii) an aggregate of 210 days in a period of 365 consecutive days, to perform his duties under this Agreement, as a result of physical or mental illness or injury. A termination of the Executive's employment by the Company for Disability shall be communicated to the Executive by written notice, and shall be effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), unless the Executive returns to full-time performance of the Executive's duties in accordance with the provisions of Section 2 of this Agreement before the Disability Effective Date. In the event of a dispute as to whether Executive has suffered a Disability, the final determination shall be made by a licensed physician selected by the Board of Directors of the Company and acceptable to Executive in Executive's reasonable judgment.

             (b) Not Death or Disability. The Company may terminate the Executive's employment at any time during the Employment Period with or without Cause. The Executive may terminate his employment at any time during the Employment Period for any reason.

             (c) Date of Termination. The "Date of Termination" means the date of the Executive's death, the Disability Effective Date, or the date on which the termination of the Executive's employment by the Company, or by the Executive, is effective, as the case may be.

             5. Obligations of the Company Upon Termination. (a) By the Company, Other Than for Death or Disability. If, during the Employment Period, the Company terminates the Executive's employment other than due to the Executive's death or Disability, the Company shall, except as provided in clause (ii) below, pay the amounts described in subparagraph (i) below to the Executive in a lump sum in cash within 30 days after the Date of Termination:

             (i) The amounts to be paid in a lump sum as described above are:

                   (A) The Executive's accrued but unpaid cash compensation (the
                  "Accrued Obligations"), which shall equal the sum of (1) any portion of the Executive's Annual Base Salary through the Date of Termination that has not yet been paid; (2) any Bonus that the Executive has earned for a prior full calendar year that has ended prior to the Date of Termination which has been awarded but not yet paid; (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) that has not yet been paid (subject to any applicable provisions of any deferred compensation plan with respect to the payment thereof); and (4) any accrued but unpaid vacation pay; and

                  (B) Severance pay equal to the Annual Base Salary.

            (ii) Notwithstanding the foregoing, if the Executive's employment is terminated for Cause, the Executive shall not be entitled to the payments contemplated by clause (i)(B) of this Section 5(a) and the payment to the Executive in connection therewith shall be limited to payment of the Accrued Obligations and the Company shall have no further obligations under this Agreement. For purposes of this Agreement, "Cause" shall mean (1) conviction of the Executive by a court of competent jurisdiction of a felony (excluding felonies under the Motor Vehicle Code); (2) any act of intentional fraud against the Company; (3) any act of gross negligence or wilful misconduct with respect to the Executive's duties under this Agreement; and (4) any act of wilful disobedience in violation of specific reasonable directions of the Board consistent with the Executive's duties.

             (b) Death or Disability. If the Executive's employment is terminated by reason of the Executive's death or Disability during the Employment Period, the Company shall pay the Accrued Obligations to the Executive or the Executive's estate or legal representative, as applicable, in a lump sum in cash within 30 days of the Date of Termination and the Company shall have no further obligations under this Agreement.

             (c) By the Executive. If the Executive terminates his employment with the Company, the Company shall pay the Accrued Obligations to the Executive in a lump sum in cash within 30 days of the Date of Termination and the Company shall have no further obligations under this Agreement.

             (d) Effect of Employment of Executive by Certain Stock or Asset Purchasers. If all or substantially all of the stock or assets of the Company is sold or otherwise disposed of to a third party not affiliated with the Company, and the Executive is not offered employment on substantially similar terms by the Company or one of its continuing affiliates immediately thereafter, then, for all purposes of this Agreement, the Executive's employment shall be deemed to have been terminated by the Company other than for Cause effective as of the date of such sale or other disposition; provided, however, that the Company shall have no obligations to the Executive under this Section 5 of this Agreement if the Executive is hired or offered employment on substantially similar terms by the purchaser of the stock or assets of the Company or if the Executive's employment is continued by the Company.

             6. Full Settlement. The Company's obligations to make the payments provided for in, and otherwise to perform its obligations under, this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced, regardless of whether the Executive obtains other employment.

             7. Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any company affiliated with the Company or Anagram and its respective businesses that the Executive obtains during the Executive's employment by the Company or Anagram (whether before, during or after the Employment Term) and that is not public knowledge (other than as a result of the Executive's violation of this Section 7) ("Confidential Information"). The Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after the Executive's employment with the Company, except with the prior written consent of the Company or as otherwise required by law.

             8. Noncompetition; Nonsolicitation. (a) During the Employment Period and during the three-year period following any termination of the Executive's employment with the Company and any of its affiliates, including due to expiration of the Employment Period (the "Restriction Period"), the Executive shall not directly or indirectly participate in or permit his name directly or indirectly to be used by or become associated with (including as an advisor, representative, agent, promoter, independent contractor, provider of personal services or otherwise) any person, corporation, partnership, firm, association or other enterprise or entity (a "person") that is, or intends to be, engaged in any business which is in competition with the business of the Company, or any of its subsidiaries or controlled affiliates, in any country where the products of the Company or any of its subsidiaries or controlled affiliates are sold or could reasonably be expected to be sold throughout the world (a "Competitor"). For purposes of this Agreement, the term "participate" includes any direct or indirect interest, whether as an officer, director, employee, partner, sole proprietor, trustee, beneficiary, agent, representative, independent contractor, consultant, advisor, provider of personal services, creditor, owner (other than by ownership of less than five percent of the stock of a publicly-held corporation whose stock is traded on a national securities exchange or in an over-the-counter market).

             (b) During the portion of the Restriction Period following any termination of the Executive's employment with the Company and any of its affiliates, the Executive shall not, directly or indirectly, encourage or solicit, or assist any other person or firm in encouraging or soliciting, any person that during the three-year period preceding such termination of the Executive's employment with the Company is or was engaged in a business relationship with the Company, any of its subsidiaries or controlled affiliates to terminate its relationship with the Company or any of its subsidiaries or controlled affiliates or to engage in a business relationship with a Competitor.

             (c) During the portion of the Restriction Period following any termination of the Executive's employment with the Company and any of its affiliates, the Executive will not, except with the prior written consent of the Company, directly or indirectly, induce any employee of the Company, or any of its subsidiaries or controlled affiliates to terminate employment with such entity, and will not, directly or indirectly, either individually or as owner, agent, employee, consultant or otherwise, employ, offer employment or cause employment to be offered to any person (including employment as an independent contractor) who is or was employed by the Company or any of its respective subsidiaries or controlled affiliates unless such person shall have ceased to be employed by such entity for a period of at least twelve months. For purposes of this Section 8(c), "employment" shall be deemed to include rendering services as an independent contractor and "employees" shall be deemed to include independent contractors.

             (d) Promptly following the Executive's termination of employment, including due to expiration of the Employment Period, the Executive shall return to the Company all property of the Company and its respective subsidiaries and affiliates, and all copies thereof in the Executive's possession or under his control, including, without limitation, all Confidential Information in whatever media such Confidential Information is maintained.

             (e) The Executive acknowledges and agrees that the Restriction Period and the covenants and obligations of the Executive in Section 7 and this
Section 8 with respect to noncompetition, nonsolicitation and confidentiality and with respect to the property of the Company and its subsidiaries and controlled affiliates, and the territories covered thereby, are fair and reasonable and the result of negotiation and that this Agreement was entered into in connection with and as a condition to the Acquisition. The Executive further acknowledges and agrees that the covenants and obligations of the Executive in Section 7 and this Section 8 with respect to noncompetition, nonsolicitation and confidentiality and with respect to the property of the Company and its subsidiaries and controlled affiliates, and the territories covered thereby, relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants and obligations will cause the Company and its subsidiaries and affiliates irreparable injury for which adequate remedies are not available at law. Therefore, the Executive agrees that the Company shall be entitled to an injunction, restraining order or such other equitable relief as a court of competent jurisdiction may deem necessary or appropriate to restrain the Executive from committing any violation of such covenants and obligations. These injunctive remedies are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity. If, at the time of enforcement of Section 7 and/or this Section 8, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope, or geographical area legally permissible under such circumstances will be substituted for the period, scope or area stated herein.

             9. Successors. (a) This Agreement is personal to the Executive and shall not be assignable by the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

             (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

             10. Miscellaneous. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

             (b) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by overnight courier or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

            If to the Executive:

            Garry Kieves
            5020 Woodhurst Lane
            Minnetonka, Minnesota  55345
            Telephone No.:  (612) 939-6033

            with a copy to:

            Kaplan, Strangis and Kaplan, P.A.
            5500 Norwest Center
            90 South Seventh Street
            Minneapolis, Minnesota  55402
            Attention:  Bruce J. Parker
            Telecopier No.:  (612) 375-1143

            If to the Company:

            Amscan Holdings, Inc.
            80 Grasslands Road
            Elmsford, New York  10523
            Attention:  President
            Telecopier No.:  (914) 345-2056

            with a copy to:

            Wachtell, Lipton, Rosen & Katz
            51 West 52nd Street
            New York, New York  10019
            Attention:  Mitchell S. Presser
            Telecopier No.:  (212) 403-2000

or to such other address as either party furnishes to the other in writing in accordance with this Section 10(b). Notices and communications shall be effective when actually received by the addressee.

             (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

             (d) Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

             (e) Any party's failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

             (f) The Executive acknowledges that this Agreement supersedes all other agreements and understandings concerning the subject matter hereof, both written and oral, between the Executive and the Company and between the Executive and Anagram.

             (g) The effectiveness of this Agreement is contingent upon the consummation of the "Closing" under the Stock Purchase Agreement. If such Closing does not occur, this Agreement shall have no effect and shall be void ab initio without any party hereto having any liability to any other party hereto (provided that the foregoing shall not limit the rights of the parties thereto under the Stock Purchase Agreement).

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                                    AMSCAN HOLDINGS, INC.

                                       By: /s/ James M. Harrison
                                          -------------------------
                                       Name:  James M. Harrison
                                       Title: President

                                           /s/ Garry Kieves
                                         -------------------------
                                              Garry Kieves

                                    EXHIBIT A

                        [Form of Stock Option Agreement]

                         FORM OF STOCK OPTION AGREEMENT

            STOCK OPTION AGREEMENT ("Agreement") dated as of ___________, 1998, by and between Amscan Holdings Inc., a Delaware corporation (the "Company"), and Garry Kieves (the "Executive"), who is presently an officer of the Company.

            WHEREAS, pursuant to the Amscan Holdings, Inc. 1997 Stock Incentive Plan (the "Plan"), the Committee (as defined in the Plan) has decided to award stock options on the terms and conditions set forth in this Agreement.

            NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

 1.    Definitions.

            As used in this Agreement, the following terms shall have the meanings ascribed to them below. Any capitalized term used in this Agreement and not defined herein shall have the meaning ascribed to it in the Plan.

            "Acquisition" shall have the meaning set forth in Section 5.3.

            "Common Stock" shall mean the Common Stock, par value $0.10 per share, of the Company, subject to adjustment pursuant to the third paragraph of
Section 3 of the Plan, under certain circumstances.

            "Exercise Price" shall have the meaning set forth in Section 2.2.

            "Grant Date" shall have the meaning set forth in Section 2.1.

            "Options" shall have the meaning set forth in Section 2.1.

            In addition, certain other terms used herein have definitions otherwise ascribed to them herein.

 2.    Grant and Terms of Options.

             2.1. Grant of Options. The Company hereby grants to the Executive as of the date hereof (the "Grant Date") 6.648 nonqualified stock options (the "Options") to purchase one share of Common Stock per Option (i.e., 6.648 shares in the aggregate) on the terms and conditions set forth below, and in reliance upon the representations and covenants of the Executive set forth below. Unless sooner exercised or forfeited as provided for in the Plan or this Agreement, the Options shall expire on the tenth anniversary of the date of this Agreement.

             2.2. Exercise Price. The exercise price of the Options is $125,000 per share of Common Stock subject thereto (the "Exercise Price").

             2.3. Exercisability. The Options shall vest and become exercisable according to the following schedule:

            Years of Employment
            Since the Grant Date                     Vested Percentage

            Less than 1 year                              0 percent
            At least 1 year, but less than 2 years       20 percent
            At least 2 years, but less than 3 years 40 percent At least 3 years, but less than 4 years 60 percent At least 4 years, but less than 5 years 80 percent
            5 years or more                             100 percent

Options that have become exercisable shall remain exercisable until they terminate as set forth in this Agreement or the Plan.

3.    Plan Shares.

             3.1. Transferability of Plan Shares and Options. The Executive shall not be permitted to sell, assign, transfer, pledge or otherwise encumber any Plan Shares or Options, except as provided in the Plan or, in the case of Plan Shares, as provided in Sections 2.3, 2.4 and 2.5 of the Stockholders' Agreement.

            Any transfer of Plan Shares otherwise permitted pursuant to this Agreement shall remain subject to the terms of the Stockholders' Agreement, and shall not be permitted other than in accordance with the terms thereof, notwithstanding any provision of this Agreement that would otherwise permit such transfer.

4.    Executive's Representations, Warranties and Agreements.

            In connection with the exercise of any Options, the Executive shall make to the Company, in writing, such representations, warranties and agreements in connection with such exercise and investment in shares of Common Stock as the Committee shall reasonably request.

5.    Successors.

             5.1. This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order (as defined in the Code) or
(iii) pursuant to a gift to the Executive's spouse, children, grandchildren or other living descendants, whether directly or indirectly or by means of a trust, partnership, limited liability company or otherwise. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

             5.2. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

             5.3. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise (an "Acquisition")) to all or substantially all of the business and/or assets of the Company expressly to assume and to agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place (or by substituting for such Options new options, based upon the stock of such successor, having an aggregate spread between the Fair Market Value of the underlying stock and the Exercise Price thereof, and the same term, immediately after such substitution, equal to the spread on, and the term of, such Options immediately before such substitution), and the Executive hereby agrees to such assumption (or substitution); provided, however, that the Company or such successor may, at its option, at the time of or promptly after such Acquisition, terminate all of its obligations hereunder with respect to the Options by paying to the Executive or the Executive's successors or assigns an amount equal to the product of (i) the number of Options and (ii) the Fair Market Value per share of the shares underlying such Options at the time of such Acquisition less the amount of such Options' exercise price (but not in excess of such Fair Market Value per share), in either case, in exchange for the Executive's Options. As used in this Agreement, the "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

6.    Miscellaneous.

             6.1. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

             6.2. All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed if to the Executive, at the address set forth on the signature page hereto, and if to the Company: Amscan Holdings, Inc., 80 Grasslands Road, Elmsford, New York 10523, Attention: Secretary, or to such other addresses as either party furnishes to the other in writing in accordance with this Section
6.2. Notices and communications shall be effective when actually received by the addressee.

             6.3. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

             6.4. No later than the date as of which an amount first becomes includible in the gross income of the Executive for federal income tax purposes with respect to any Options, the Executive shall pay to the Company, or if appropriate, any of its Affiliates, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. If approved by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement.

The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Executive. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

             6.5. The Executive's or the Company's failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

             6.6. The Options are granted pursuant to the Plan which is incorporated herein by reference and the Options shall, except as otherwise expressly provided herein, be governed by the terms thereof. The Executive hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. The Executive and the Company each acknowledges that this Agreement (together with the Stockholders' Agreement, the Plan and the other agreements referred to herein and therein) constitutes the entire agreement and supersedes all other agreements and understandings, both written and oral, among the parties or either of them, with respect to the subject matter hereof.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    AMSCAN HOLDINGS, INC.

                                       By:
                                          -------------------------
                                         Name:  James M. Harrison
                                         Title: President

                                    EXECUTIVE:


                                    -------------------------------
                                    Name:      Garry Kieves
                                    Address:   5020 Woodhurst Lane
                                               Minnetonka, Minnesota  55345